SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.          )

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[X]	Definitive Proxy Statement	14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11 ( c) or Rule 14a-12

Peoples Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[Company Letterhead]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS GIVEN that, pursuant to a call of its Directors, the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) will be held at The Peoples Bank, 152 Lameuse Street, Biloxi, Mississippi, on April 14, 2004, at 7:00 P. M., local time, for the purpose of considering and voting upon the following matters:

1.	To elect five (5) Directors to hold office for a term of one (l) year, or until their successors are elected and shall have qualified.

2.	To approve the appointment of Piltz, Williams, LaRosa & Co. as the certified public accountants of the Company.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only those shareholders of record at the close of business on February 20, 2004, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.

By Order of the Board of Directors

/s/ Chevis C. Swetman

Chevis C. Swetman
Chairman, President and Chief Executive Officer

Dated and Mailed at
Biloxi, Mississippi
March 12, 2004

[Company Letterhead]

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

I. General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Peoples Financial Corporation (the “Company”) of Proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at The Peoples Bank, 152 Lameuse Street, Biloxi, Mississippi, on April 14, 2004, at 7:00 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Annual Meeting of Shareholders.

Shareholders of record of the Company’s Common Stock (the “Common Stock”), at the close of business on February 20, 2004, (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 5,557,379 shares. A majority of the outstanding shares constitutes a quorum. Except in the election of directors, each share of Common Stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting for Shareholder approval. Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are counted for purposes of determining a quorum, but are otherwise not counted.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy (l) by revoking it in person at the Annual Meeting, (2) by written notification to the Secretary of the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted “FOR” the nominees listed thereon and “FOR” each of the proposals described. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (hereinafter referred to as the “Bank”) also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.

The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying Proxy or their substitutes will vote the shares represented by such Proxies in accordance with the recommendations of the Board of Directors of the Company.

II. Election of Directors

The following nominees have been proposed by the Board of Directors for election at the Annual Meeting. The shares represented by properly executed Proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

The persons who will be elected to the Board of Directors will be the five nominees receiving the largest number of votes.

Drew Allen

An independent director of the Company since 1996 and of the Bank since 1993. President of Allen Beverages, Inc., a beverage distributor headquartered in Gulfport, MS. Age: 52

Rex E. Kelly

An independent director of the Company since 2002 and of the Bank since 1996. Director of Corporate Communications of Mississippi Power Company, a subsidiary of The Southern Company, Gulfport, MS. Age: 56

Dan Magruder

An independent director of the Company since 2000 and of the Bank since 1993. Vice Chairman of the Company board since 2003. President of Rex Distributing Co., a beverage distributor headquartered in Gulfport, MS. Age: 56

Lyle M. Page

A director of the Company since 2000 and of the Bank since 1973. Partner in law firm of Page, Mannino, Peresich & McDermott, PLLC, headquartered in Biloxi, MS. Age: 72

Chevis C. Swetman

A director of the Company since 1984 and of the Bank since 1975. Chairman of the Company board since 1994. President and Chief Executive Officer of the Company and the Bank. Mr. Swetman has been employed with the Bank since 1971. Age: 55

A majority of the Company’s directors are independent as defined in NASDAQ listing standards. No family relationship exists between any director, executive officer or person nominated to become a director of the Company with the exception of Messrs. Page and Swetman, who are cousins.

III. Voting Securities and Principal Holders Thereof

On February 20, 2004, the Company had outstanding 5,557,379 shares of its Common Stock, $1.00 par value, owned by approximately 660 shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company.

	Amount and Nature
	of Beneficial
Name & Address of Beneficial Owner	Ownership	Percent of Class

Ella Mae Barq	454,040	8.17%
P. O. Box 1347
Biloxi, MS 39533-1347

Chevis C. Swetman (1)	1,141,284	20.54%
1210 Beach Boulevard
Biloxi, MS 39530

(1)  Includes shares allocated to Mr. Swetman’s Employee Stock Ownership Plan account, of which Mr. Swetman has voting rights but no dispositive powers, shares allocated to Mr. Swetman’s 401(k) account, of which Mr. Swetman has both voting rights and dispositive powers, shares owned by Mr. Swetman’s son, shares owned by Mr. Swetman and his wife jointly, shares owned by Mr. Swetman’s IRA account, shares owned by the IRA account of Mr. Swetman’s wife and shares owned by the IRA account of Mr. Swetman’s son.

IV. Ownership of Equity Securities by Directors and Executive Officers

The table on page 5 sets forth the beneficial ownership of the Company’s Common Stock as of February 20, 2004, by persons who are currently serving as directors, persons nominated for election at the Annual Meeting and each of the executive officers named in Section V hereof. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and dispositive power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.

Beneficial Ownership of Equity Securities by Directors and Executive Officers

	Amount and Nature
	of Beneficial			Percent of
	Ownership of Common			Outstanding Shares
	Stock			of Common Stock

Drew Allen	3,840
A. Wes Fulmer	4,945	(1	)(2)
Rex E. Kelly	1,702
M. O. Lawrence, III	20,831	(1	)(3)
Dan Magruder	6,965	(4)
Lyle M. Page	112,631	(5)		2.03%
Jeannette E. Romero	19,779	(1	)(6)
Thomas J. Sliman	24,098	(1	)(7)
Chevis C. Swetman	1,141,284	(1	)(8)	20.54%
Robert M. Tucei	111,922	(1	)(9)	2.01%
Lauri A. Wood	5,285	(1	)(10)
Directors and executive officers of the Company as a group	1,453,282			26.15%

(1)  Participants with shares allocated to their Employee Stock Ownership (“ESOP”) Account have voting rights but no dispositive powers. Participants with shares allocated to their 401(k) Account have voting rights and dispositive powers.

(2)  Includes shares allocated to Mr. Fulmer’s ESOP account and shares allocated to Mr. Fulmer’s 401(k) account.

(3)  Includes shares allocated to Mr. Lawrence’s ESOP account, shares allocated to Mr. Lawrence’s 401(k) account, and shares owned by the IRA account of Mr. Lawrence.

(4)  Includes shares owned by Mr. Magruder’s wife.

(5)  Includes shares owned by Mr. Page and his daughters jointly, shares owned by Mr. Page’s IRA account and shares held in a trust of which Mr. Page, as trustee, has voting rights and dispositive powers.

(6)  Includes shares allocated to Mrs. Romero’s ESOP account and shares owned by Mrs. Romero’s IRA account.

(7)  Includes shares allocated to Mr. Sliman’s ESOP account and shares allocated to Mr. Sliman’s 401(k) account.

(8)  See Note (1) at Section III.

(9)  Includes shares allocated to Mr. Tucei’s ESOP account, shares allocated to Mr. Tucei’s 401(k) account, shares owned by Mr. Tucei through a partnership for which Mr. Tucei shares voting rights and dispositive powers and shares owned by three trusts of which Mr. Tucei serves as co-trustee and for which Mr. Tucei shares voting rights and dispositive powers.

(10)  Includes shares allocated to Miss Wood’s ESOP account.

V. Compensation of Executive Officers and Directors

Executive Compensation

The following table sets forth the aggregate compensation paid by the Company and its subsidiaries to its chief executive officer and its four other highest compensated executive officers whose compensation in the form of salaries and bonuses exceeded $100,000 in 2003.

	Annual Compensation			All Other
Name and Principal Position	Year	Salary	Bonus	Compensation

Chevis C. Swetman,	2003	$207,835	$15,000	$11,144	(1)
President and Chief Executive Officer				456	(3)
	2002	$207,835	$0	$10,386	(1)
				49,994	(2)
				1,329	(3)
	2001	$203,760	$47,625	$16,102	(1)
				49,992	(2)
				1,329	(3)
Thomas J. Sliman,	2003	$102,758	$12,000	$5,807	(1)
First Vice President				908	(3)
	2002	$98,960	$7,500	$5,597	(1)
				1,329	(3)
	2001	$97,020	$16,250	$8,843	(1)
				1,329	(3)
Jeannette E. Romero,	2003	$101,680	$10,000	$5,645	(1)
Second Vice President				1,300	(3)
	2002	$97,920	$7,500	$5,485	(1)
				$1,329	(3)
	2001	$96,000	$12,150	$10,104	(1)
				$1,329	(3)
Robert M. Tucei,	2003	$101,680	$12,000	$5,759	(1)
Vice President				$1,603	(3)
	2002	$97,920	$7,500	$5,487	(1)
				$1,329	(3)
	2001	$96,000	$16,200	$9,388	(1)
				$1,329	(3)
A. Wes Fulmer,	2003	$97,356	$12,000	$5,541	(1)
Vice President and Secretary				$1,921	(3)
	2002	$93,758	$7,500	$5,277	(1)
				$1,329	(3)
	2001	$91,920	$10,975	$9,641	(1)
				$1,329	(3)

(1)  Includes contributions and allocations pursuant to Employee Stock Ownership Plan and 401(K) Plan.

(2)  Market value of stock received pursuant to Stock Incentive Plan, which was terminated on December 9, 2002.

(3)  Value of personal use of Company vehicle

Executive Supplement Income Plan

The Company maintains an Executive Supplemental Income Plan which provides executive officers salary continuation benefits upon their retirement or death benefits to their named beneficiary in the event of their death. The benefits are based upon position and salary of the officer at retirement or death. Normal retirement benefits under the plan are equal to 67% of salary for the president and chief executive officer and 50% of salary for all other executive officers at the time of normal retirement, and are payable monthly over a period of fifteen (15) years. Reduced benefits are available in the event of death, disability, or early retirement. Should the officer leave employment for any reason other than death, disability, early retirement or normal retirement, the officer is entitled to receive an amount equal to his/her liability accrual account. The benefits will be paid out of the general assets of the Company. The Company has elected to purchase life insurance contracts, more specifically Bank Owned Life Insurance (BOLI), which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

Split Dollar Plan

In 2002, the Company entered into an endorsement split dollar plan with Mr. Swetman pursuant to which the Company purchased, by payment of a premium of $114,000, a whole life insurance policy with a $150,000 face amount payable on Mr. Swetman’s death. At the time of his death, the beneficiary named by Mr. Swetman will receive $150,000 and the Company will receive the balance of the policy benefits.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for all executive officers of the Company, except the chief executive officer, which provides the officer a fixed benefit upon his/her normal retirement or a death benefit to a named beneficiary in the event of the officer’s death. The benefits under the plan are $10,000 per year for ten (10) years, payable monthly, upon the officer’s normal retirement or death. Should the officer leave employment prior to normal retirement or death, he/she forfeits all benefits under this plan. The Company has purchased life insurance contracts which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Bank determines the salaries and bonuses of the executive officers.

In establishing the salary of the chief executive officer for 2003, the Committee primarily considered Mr. Swetman’s performance and the performance of the Company during 2002 and the compensation levels of chief executive officers of comparable financial institutions. In considering the performance of the Company, the Committee considered the Company’s return on average assets and asset growth, but utilized no objective criteria. The Committee utilized asset size peer group compensation data as provided by the Mississippi Bankers Association (MBA) and the Bank Administration Institute (BAI).

For 2003, Mr. Swetman was eligible to receive a bonus of up to 30 percent of his salary if the Company achieved specified return on average asset goals. In establishing Mr. Swetman’s bonus for 2003, the Committee also considered the Company’s return on average assets and asset growth during the year, branch development, market penetration and other accomplishments; however, no objective criteria were established.

For other executive officers, the Committee’s recommendation concerning salaries was based upon the compensation levels of executive officers of comparable financial institutions, the performance of the Company during 2002 and the individual performance of these officers. The performance of the Company for purposes of establishing salaries was evaluated based on return on average assets. Individual performance was measured using criteria such as level of job responsibility, achievement of work goals and management skills. The Committee also considered asset size peer group compensation data as provided by the MBA and BAI for executive officers with similar duties and responsibilities.

The executive officers’ bonuses for 2003 were based on the Company’s performance and the performance of these individuals. The Company’s performance was measured by the Company’s return on average assets, and each executive officer was eligible to receive a bonus of a specified percentage of the officer’s salary if the Company achieved prescribed return on asset goals. Individual performance was measured using the criteria described above in establishing salaries.

Former director and Executive Vice President Andy Carpenter was a member of the Compensation Committee until his resignation from the board and the Company on April 1, 2003. Mr. Carpenter abstained from discussions and decisions regarding his own compensation while on the Committee.

Mr. Swetman abstains from discussions and decisions regarding his own compensation.

This report is presented by the Compensation Committee, consisting of the following persons:

Drew Allen, Chairman	Tyrone J. Gollott	Rex E. Kelly
Dan Magruder	Jeffrey H. O’Keefe	Chevis C. Swetman

Performance Graph

The following graph compares the Company’s annual percentage change in cumulative total shareholder return on common shares over the last five years with the cumulative total return of a broad equity market index of companies, the NASDAQ Market Index, and a peer group consisting of the Media General Financial Services Industry Group 413- Regional Southeast Banks. The performance of the Company’s stock is calculated using the same formula used by Media General in its computation. The market price utilized in this computation is an aggregate of the trading prices known by the transfer agent for each reporting period.

This presentation assumes that $100 was invested in shares of the relevant issuers on January 1, 1999, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one year intervals. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer’s market capitalization.

	1999	2000	2001	2002	2003

Peoples Financial Corporation	111.75	63.97	56.15	57.43	65.05
NASDAQ Market Index	176.37	110.86	88.37	61.64	92.68
Regional Southeast Banks	83.17	84.91	106.79	114.29	145.92

Directors’ Compensation

During 2003, directors who are employees of the Bank did not receive any compensation for serving on the Board of the Bank or the Company or on any Board committee. All non-employee directors received an annual retainer of $2,000. Non-employee directors additionally receive $200 per board meeting attended and $100 - $150 per committee meeting attended. The Company offers a Directors’ Deferred Income Plan whereby directors of the bank are given an opportunity to defer receipt of their annual director’s fees until age sixty-five. For those who choose to participate, benefits are payable monthly for ten (10) years beginning the month after the director attains age sixty-five (65). The amount of the benefit will vary depending on the fees the director has deferred and the length of time the fees have been deferred. Interest shall accrue at an annual rate of ten percent (10%), compounded annually. After payments have commenced, interest shall accrue at an annual rate of seven and one-half percent (7.50%), compounded monthly. In the event of the director’s death, benefits are payable to the director’s named beneficiary. The Company has purchased life insurance contracts, more specifically Bank Owned Life Insurance (BOLI), which it may use as a source to fund these future benefits. The Company is the owner and beneficiary of these life insurance policies, which is a general asset of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation

During 2003, no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Compensation Committee or board of directors of the Company.

VI. Transactions With Management

No officer, director, their related entities, or their immediate family members have been indebted to the Company at any time during 2003. However, the Bank has had in the past, now has, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their related entities and immediate family members. These transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectability or present other unfavorable features. Other than these transactions, there were no material transactions with any such persons during the year ended December 31, 2003.

Lyle M. Page is a partner with Page, Mannino, Peresich & McDermott, PLLC, which provides legal counsel to the Company.

VII. Other Information Concerning Directors

The Company has an Audit Committee, which is currently composed of independent directors (as the term independent is defined by NASDAQ listing standards) Drew Allen, Rex E. Kelly and Dan Magruder. The Company’s Board of Directors has determined that Drew Allen is an audit committee financial expert as that term is defined in pertinent SEC regulations. Mr. Allen also serves as chairman of the Audit Committee, which met seven times during 2003. The Audit Committee may, from time to time, call upon certain advisors or consultants as it deems necessary. The Audit Committee acts pursuant to its Audit Committee Charter, a copy of which is attached hereto as Exhibit A to this Proxy Statement. The Company’s Audit and Non-Audit Service Pre-Approval Policy is attached hereto as Exhibit B. The Audit Committee submits its report to the shareholders at Section XI below.

The Company does not have a Compensation Committee, however the Bank has a Compensation Committee, which determines the salary and benefits for the executive officers of the Company. The Committee, composed of independent Company directors Drew Allen, Rex E. Kelly and Dan Magruder, independent Bank directors Tyrone J. Gollott and Jeffrey H. O’Keefe, and Chevis C. Swetman, met three times during 2003. Mr. Allen serves as chairman of the Compensation Committee. The Compensation Committee submits its report to the shareholders at Section V above.

The Company has a Nominating Committee composed of independent directors Drew Allen, Rex E. Kelly and Dan Magruder. Mr. Magruder serves as chairman of the Nominating Committee. The Nominating Committee acts pursuant to a charter which is available on the Company’s website www.thepeoples.com. The Nominating Committee met one time during 2003 and has met one time in 2004.

Since the Company was founded in 1984, there has never been a conflict or dispute regarding director nominations. Accordingly, the Company does not feel that it is necessary at this time to provide a process whereby nominations may be made directly to the Nominating Committee and the Committee does not have a policy for considering candidates recommended by shareholders. However, in accordance with the

Company’s by-laws, shareholders may make nominations for election to the Board by delivering written nominations to the Company’s President not less than 14 days nor more than 50 days prior to the meeting when the election is to be held. If the Company does not give at least 21 days notice of the meeting, shareholders are allowed to make nominations by mailing or delivering same to the President not later than the close of business on the seventh day following the day on which the notice of meeting is mailed. The Company welcomes nominations from its shareholders; however, nominations not made in accordance with the by-laws may be disregarded by the Chairman of the meeting.

Shareholder nominations shall include 1) the name, age, business address and residence address of the nominee, 2) the principal occupation or employment of the nominee, 3) the number of shares of the Company’s common stock which are beneficially owned by the nominee, 4) written consent from the potential nominee and 5) other information relating to the nominee that my be required under federal law and regulations governing such interests. The written notice shall also include the 1) name and address of the shareholder making the nomination, and 2) the number of shares of the Company’s common stock which are beneficially owned by the shareholder making the nomination.

In its Nominating Committee Charter, the Company sets forth the criteria for selecting individuals to be nominated for election to the Board of Directors. It is the Company’s intention that all nominees, including those recommended by shareholders be considered using this same criteria. Further, it is the Company’s intention that the minimum qualifications for nominees be those individuals who have an understanding of the Company’s role in the local economy and who have demonstrated integrity and good business judgment. The Committee is encouraged to consider geographic and demographic diversity among candidates with financial, regulatory and/or business experience, but not so as to compromise the goal of attracting the most qualified individual candidates.

There were four meetings of the Board of Directors of the Company held during 2003. All directors attended 75% or more of the total number of meetings of the Board of Directors and the total number of meetings held by the committees on which they served.

The Company has implemented a shareholder communication process to facilitate communication with its Board of Directors. Any shareholder of the Company who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group, or any individual member of the Board, may send correspondence to Greg M. Batia, Vice President and Auditor, P. O. Box 1172, Biloxi, MS 39533-1172, or at his e-mail address: gbatia@thepeoples.com. Mr. Batia will compile and submit on a periodic basis all shareholder correspondence to the entire Board of Directors, or, if and as designated in the communication, to a committee of the Board, the independent directors as a group or an individual Board member.

The Company does not have a written policy that members of the Board of Directors attend the annual meeting of shareholders, but they are encouraged to do so. Three directors of the Company were in attendance at the 2003 annual meeting.

VIII. Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers of the Company and holders of more than 10 percent of the Company’s outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Company believes that during 2003 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements.

IX. Executive Officers

The following sets forth certain information with respect to the executive officers of the Company who are not also directors as of December 31, 2003:

Name (Age)	Position

Thomas J. Sliman (67)	First Vice President, Peoples Financial Corporation, since 2000; Second Vice President, Peoples Financial Corporation 1985 - 1999; Senior Vice President, The Peoples Bank since 1988

Jeannette E. Romero (58)	Second Vice President, Peoples Financial Corporation since 2000; First Vice President, Peoples Financial Corporation 1994 - 1999; Senior Vice President, The Peoples Bank since 1990

Robert M. Tucei (57)	Vice President, Peoples Financial Corporation since 1995; Senior Vice President, The Peoples Bank since 1988

A. Wes Fulmer (44)	Vice President and Secretary, Peoples Financial Corporation since 1997; Senior Vice President, The Peoples Bank since 1997

M. O. Lawrence, III (58)	Vice President, Peoples Financial Corporation since 1998; Senior Vice President, The Peoples Bank since 1998

Lauri A. Wood (42)	Chief Financial Officer and Controller, Peoples Financial Corporation since 1994; Senior Vice President/Cashier, The Peoples Bank since 1996

X. Independent Public Accountants

The Board of Directors has appointed Piltz, Williams, LaRosa & Co., a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2004. Piltz, Williams, LaRosa & Co. has been auditors for the Company since it commenced business in 1984 and has been associated with the Bank since 1965.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Piltz, Williams, LaRosa & Co. will attend the Annual Meeting.

Although not required to do so, the Board of Directors has chosen to submit its appointment of Piltz, Williams, LaRosa & Co. for ratification by the Company’s shareholders. It is the intention of the persons named in the PROXY to vote such Proxy “FOR” the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter.

XI. Audit Committee Report

The Board of Directors has established an Audit Committee, whose responsibilities are set forth in the Audit Committee Charter. All members of the Audit Committee are deemed to be independent, as such term is defined by NASDAQ. The Audit Committee oversees the operation of the Company’s Audit Department. The Audit Committee also periodically meets with the independent public accountants for the Company and its subsidiaries, and makes recommendations to the Board of Directors concerning any matters related to the independent public accountants.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, as amended by SAS 90. The Audit Committee has discussed with the independent auditors the auditors’ independence, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1. The Audit Committee has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining the auditors’ independence.

The Audit Committee has discussed with management and the independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required for certain periodic filings by the Company with the SEC. The Board of Directors adopted a new Audit Committee Charter, which meets the new requirements of the Sarbanes-Oxley Act of 2002, and new rules promulgated by the SEC.

Based upon the reviews and discussions with management and the independent auditors as referenced above, the Audit Committee has recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

This report is presented by the Audit Committee, consisting of the following persons:

Drew Allen, Chairman	Rex E. Kelly	Dan Magruder

XII. Independent Accountants’ Fees

The following table sets forth the aggregate fees billed by the independent accountants for the Company’s most recent fiscal year for professional services rendered for: (i) the audit of the Company’s annual financial statements including work related to quarterly reviews and statutory and regulatory filings, (ii) audit-related fees relating to the audit of the Company’s qualified employee benefit plans, (iii) tax fees relating to services provided for tax compliance and preparation of the Company’s tax returns, and (iv) all other services provided to the Company, which was limited to an agreed upon procedures engagement of the Company’s Asset Management and Trust Services Department.

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees

2003	$98,000	$10,000	$8,000	$16,000

2002	$80,000	$7,000	$7,000	$11,000

XIII. Proposals of Shareholders

In order for a shareholder proposal to be included in a Proxy Statement and form of Proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the date the previous year’s Proxy Statement and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 12, 2004 in order to be included in the Proxy Statement and form of Proxy for the 2005 annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chevis C. Swetman

Chevis C. Swetman
Chairman

Exhibit A

Peoples Financial Corporation
Charter of the Audit Committee

Mission

The Audit Committee is responsible for oversight of:

the external auditor’s qualifications and independence,

the performance of the Corporation’s internal audit function and external auditor, and the Chief Executive Officer’s and senior management’s responsibilities to assure that there is in place an effective system of controls reasonably designed to:

safeguard the assets and income of the Corporation,

assure the integrity of the Corporation’s financial statements, and maintain compliance with the Corporation’s ethical standards, policies, plans and procedures, and with laws and regulations

The Audit Committee shall also be responsible for preparing the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

Membership

1.	The Audit Committee shall be composed of not fewer than three directors, each of whom shall be independent.

2.	Each member of the Audit Committee shall be financially literate, or become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management experience. The Board of Directors shall determine whether any members of the Audit Committee are audit committee financial experts as defined by the Securities and Exchange Commission.

3.	Determinations of independence, audit committee financial experience, financial literacy and accounting, banking or related financial management experience shall be made by the Board of Directors as the Board interprets such qualifications in its business judgement and in accordance with applicable law and NASDAQ listing standards.

4.	No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee and discloses such determination in the proxy statement.

5.	No member of the Audit Committee may be a large customer of the Corporation, as determined by the Board in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and applicable rules and regulations.

Authorities and responsibilities

1.     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet, at least quarterly, with the Auditor, the external auditor, and management in separate private sessions to discuss any matters that the Audit Committee or these groups believe should be discussed. The Audit Committee may also meet periodically in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or external auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

2.     The Audit Committee has authority to retain outside legal counsel, or accounting or other advisors, when deemed necessary, without the prior permission from the Corporation’s Board of Directors or management and shall be provided the necessary resources for such purposes.

3.     The Audit Committee shall maintain minutes and other relevant documentation of all meetings held.

4.     The Audit Committee shall review, at least annually, the committee’s charter and recommend any proposed changes to the Board for approval

5.     The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters.

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing circumstances. Subject to this, in carrying out its mission, the Audit Committee shall have the following authorities and responsibilities:

A.     Oversight of the corporation’s relationship to internal and external auditors

1.     The external auditor for the Corporation is accountable to the Board of Directors and Audit Committee of the Corporation, as representatives of the stockholders, and shall report directly to the Audit Committee. The Audit Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the external auditor, subject to stockholder ratification of the selection if such ratification is required or sought by the Board of Directors.

2.     The Audit Committee shall advise the Board of Directors of the engagement of the external auditor, based on review and discussion by the Audit Committee as to the overall plan of audit; adequacy of scope; coordination with the Auditor; reasonableness of fees; quality of prior performance; composition of the audit team, including a review and evaluation of the external auditor’s lead partner and the experience and qualifications of the senior members of the audit team; results of the audit firm’s last internal quality-control or peer review; and any other issues raised by the annual auditor’s report, status of significant regulatory or litigation problems that may affect the external auditor, and the amount of non-audit services provided by the audit firm. The Audit Committee shall advise the Board of Directors when any change in the audit firm engaged as the principal external auditor, or other action with respect to the external auditor, seems necessary or desirable, provided that the Audit Committee shall be directly responsible for any action to retain or terminate the external auditor.

3.     The external auditor shall submit, at least annually, a report to the Audit Committee regarding (a) the auditor’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control or peer review or by any inquiry or investigations by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with such issues. The external auditor shall also submit a report to the Audit Committee promptly after any review, inquiry or investigation referred to in the preceding sentence. The Audit Committee is responsible for reviewing and discussing with the external auditor whether the auditor’s quality controls are adequate.

4.     The external auditor shall also submit on a periodic basis, but at least annually, to the Audit Committee a formal written statement delineating all relationships between the audit firm and the Corporation including each non-audit service provided to the Corporation and at least the matters set forth in Independence Standards Board No. 1. The Audit Committee is responsible for actively engaging in a dialogue with the external auditor as to whether any disclosed relationships or services may impact the objectivity and independence of the external auditor.

5.     The Audit Committee shall have sole authority to pre-approve all audit and non-audit services performed by the Company’s external auditor. The Committee will comply with the Audit and Non-Audit Services Pre-Approved Policy. In carrying out this responsibility, the Audit Committee will assure that the independence of the external auditor would not be impaired by performing the approved audit or non-audit services.

6.     The Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the lead audit partner or the audit firm itself, and recommended to the Board policies for the Corporation’s hiring of employees or former employees of the audit firm. These policies shall provide that no former employee of the external auditor may become the chief executive officer, controller, chief financial officer or chief accounting officer (or serve in a similar capacity) if such person participated in any capacity in the Corporation’s audit within the one-year period preceding the date of initiation of the audit.

7.     The Audit Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the Auditor. The Audit Committee shall review and approve the Auditor’s proposed annual audit plan and financial budget and staffing. The Audit Committee shall receive periodic communications from the Auditor on the completion status of the annual audit plan, as well as a summary of significant changes made to such plan.

B.     Compliance and regulatory oversight responsibilities

The Audit Committee shall:

1.     Receive periodic communications and presentations from the Auditor on the adequacy of management’s systems of control, including computerized information system controls and security, in the Corporation and its subsidiaries; significant audit findings identified and management’s responses thereto, including any special audit steps adopted in light of material control deficiencies; and initiation and status of significant special investigations.

2.     Receive, when needed, presentations from management and the external auditor on the identification and resolution status of material weaknesses and reportable conditions in the internal control environment, including computerized information system controls and security, if any, and on any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

3.     Review with management the program established that provides for compliance with laws and regulations and review the record of such compliance; review significant legal cases outstanding against the Corporation or its subsidiaries or other regulatory or legal matters that may have a material impact on the Corporation’s financial statements.

4.     Review the program established by management that monitors compliance with the Code of Conduct and review the record of such compliance.

5.     Review regulatory authorities’ significant examination reports pertaining to the Corporation, its subsidiaries and associated companies.

6.     Fulfill the requirements of Mississippi State Banking Law with respect to conducting director’s examinations. Report thereon to the Board of Directors and the Department of Banking and Consumer Finance. Utilize assistance, as deemed necessary by the committee, to discharge these statutory duties.

7.     Review summaries of significant issues in reports of directors’ examinations, or other similar examinations, of the subsidiaries of the Corporation.

8.     Receive communications and presentations from management summarizing the suspicious activity reports filed by subsidiaries with the appropriate regulatory and law enforcement agencies.

9.     Review management reports issued by the Corporation in accordance with FDICIA and the corresponding external auditor’s attestation and agreed-upon procedures reports.

10.     Receive from management, periodically, and from the Auditor, as appropriate, presentations on significant operating and control issues in internal audit reports, management letters, and regulatory authorities’ examination reports, and initiate such other inquiries into the affairs of the Corporation as it deems necessary or appropriate.

C.     Financial Statement and disclosure matters

The Audit Committee Shall:

1.     Review and discuss with management, the external auditor and the Auditor the scope of the audit, including obtaining assurances from the external auditor that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

2.     Review and discuss, at least quarterly, with management, the external auditor and, as appropriate, the Auditor the annual audited financial statements, quarterly financial statements and significant current reports, including disclosures made in “Management’s Discussion and Analysis of financial Condition and Results of Operation,” and review the process for and content of required quarterly CEO and CFO certifications.

3.     Review and discuss with management, the external auditor and, as appropriate, the Auditor any significant accounting, income tax, financial and reporting policies, issues or judgments made in connection with the preparation, or audit, of the Corporation’s financial statements and other financial or informational reports, including any major issues regarding or significant changes in the Corporation’s selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates or judgments (including tax reserves), an analysis of the effect of any alternative assumptions, estimates or GAAP methods on the financial statements, and the effect of regulatory examinations or any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

4.     Discuss and review with management the Corporation’s earnings press releases.

5.     Review internal accounting control reports (management letters) submitted by the external auditor which related to the Corporation. Review summaries of significant issues in management letters addressed to subsidiaries of the Corporation.

6.     Discuss with the external auditor the matters required to be described by SAS 61, including without limitation, any difficulties encountered in the course of the work, any restriction on the scope of the external auditor’s activities or on access to requested information and any significant disagreements with management.

Exhibit B

PEOPLES FINANCIAL CORPORATION
Audit and Non-Audit Service Pre-Approval Policy

I     Purpose of Policy

Under the Sarbanes-Oxley Act of 2002 (the “Act”), and the rules of the Securities and Exchange Commission (the “SEC”), the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), is responsible for the appointment, compensation and oversight of the work of the independent auditor.

The purpose of the provisions of the Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold. First, the authority and responsibility for the appointment, compensation and oversight of the auditor should be with directors who are independent of management. Second, any non-audit work performed by the auditor should be reviewed and approved by these independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor.

To implement the provisions of the Act, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the Audit Committee’s administration of the engagement of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor in order to assure that they do not impair the auditor’s independence. Accordingly, the Audit Committee is adopting this Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.

II     Prohibited Services

The Audit Committee will not approve nor will the Company’s independent auditor perform for the Company any services that constitute Prohibited Activities as defined by the Act or by regulations promulgated by the SEC. These prohibited activities include:

(1)  bookkeeping or other services related to the accounting records or financial statements of the audit client;

(2)  financial information systems design and implementation;

(3)  appraisal or valuation services or fairness opinions;

(4)  actuarial services;

(5)  internal audit outsourcing services;

(6)  management functions;

(7)  human resources;

(8)  broker-dealer services;

(9)  legal services; and

(10)  any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

III     Non-Prohibited Services

The SEC’s rules establish two different approaches to pre-approving non-prohibited services. Proposed non-prohibited services may be pre-approved either by the Audit Committee agreeing to a general framework with descriptions of allowable services (“general pre-approval”) or by the Audit Committee pre-approving specific services (“specific pre-approval”).

The Company’s Audit Committee believes that the use of the specific pre-approval approach will result in an effective and efficient procedure to pre-approve services that may be performed by the independent auditor.

IV     Procedures

The procedures the Audit Committee will employ in implementing this policy are as follows:

The CFO and the Internal Auditor jointly submit to the Audit Committee engagement letters for services to be rendered by the independent auditor that are subject to specific pre-approval. These services include audit, audit-related, tax, and other non-audit services. The Audit Committee will review the types of services and the projected fees. Specifically, the Committee will ensure that the engagement letter relates to a non-prohibited service. After the Committee has approved the engagement, the Chairman of the Committee is authorized to approve the engagement letter. Any proposed changes to the engagement, including scope of services and fees, will be discussed as necessary at subsequent Audit Committee Meetings.

V     Delegation

As provided in the Act and the SEC’s rules, the Audit Committee may delegate the specific pre-approval authority to its chairperson or any other Audit Committee member or members. The member to whom such authority is delegated should report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee will not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor.

PROXY

PEOPLES FINANCIAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
April 14, 2004

The undersigned hereby appoint(s) Chevis C. Swetman, the true and lawful attorney-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of Peoples Financial Corporation (the “Company”) to be held in the Lobby of the Main Office of The Peoples Bank, Biloxi, Mississippi, 39530, at 7:00 P.M., local time, on April 14, 2004, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

1.	The election of the following five persons as directors. (INSTRUCTIONS: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

Drew Allen	Rex E. Kelly	Dan Magruder
Lyle M. Page	Chevis C. Swetman

For all nominees	Against all
except as indicated ☐	nominees ☐

2.	To approve the appointment of Piltz, Williams, LaRosa & Co. as the independent certified public accountants of the Company.

Approve ☐	Disapprove ☐	Abstain ☐

3.	Transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

Approve ☐	Disapprove ☐	Abstain ☐

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 3 ABOVE, THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation or other entity, please sign in entity’s name by authorized person.

Signature

Signature

Date

Number of Shares